                                                                     EXHIBIT 4.6

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                             DEBT WARRANT AGREEMENT


                         dated as of ________ __, 199__


                                    between


                       BANKERS TRUST NEW YORK CORPORATION


                                      and


                   [NAME OF WARRANT AGENT], as Warrant Agent


                          ---------------------------


                                 Debt Warrants


                          Expiring ________ __, 199__



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

                         TABLE OF CONTENTS

                                                             Page

PARTIES....................................................... 1
RECITALS...................................................... 1


                             ARTICLE I

                  ISSUANCE OF WARRANTS AND FORM,
               EXECUTION, DELIVERY AND REGISTRATION
                      OF WARRANT CERTIFICATES

Section 1.01.  The Warrants; Issuance of Warrants;
               Book-Entry Procedures; Successor
               Depository.....................................  2
Section 1.02.  Form; Denominations; Execution,
               Countersignature, Delivery and
               Dating of Global Warrant
               Certificates...................................  4
Section 1.03.  Definitive Warrant Certificates................  6
Section 1.04.  Maintenance of Warrant Register;
               Registration of Transfers and
               Exchanges of Global Warrant
               Certificates...................................  8
Section 1.05.  Mutilated, Destroyed, Lost and
               Stolen Warrant Certificates.................... 10
Section 1.06.  Cancellation of Warrants....................... 11


                            ARTICLE II

         EXERCISE PRICE, DURATION AND EXERCISE OF WARRANTS

Section 2.01.  Exercise Price................................. 12
Section 2.02.  Duration of Warrants; Method of
               Exercise; Minimum [and Maximum]
               Exercise Amounts; Notice of
               Exercise....................................... 13
Section 2.03.  Exercise of Warrants........................... 15


                            ARTICLE III

                   OTHER PROVISIONS RELATING TO
                         RIGHTS OF HOLDERS

Section 3.01.  Treatment of Holders........................... 18
Section 3.02.  Holder or Owner of Warrant May
               Enforce Rights................................. 19

                            ARTICLE IV

                   CONCERNING THE WARRANT AGENT

Section 4.01.  Warrant Agent.................................. 19
Section 4.02.  Certain Duties of the Warrant
               Agent.......................................... 20
Section 4.03.  Conditions of Warrant Agent's
               Obligations.................................... 20
Section 4.04.  Compliance With Applicable Laws................ 23
Section 4.05.  Corporate Warrant Agent Required;
               Eligibility.................................... 23
Section 4.06.  Resignation and Removal;
               Appointment of Successor....................... 23
Section 4.07.  Acceptance of Appointment by
               Successor...................................... 25
Section 4.08.  Merger, Conversion, Consolidation
               or Succession to Business...................... 25


                             ARTICLE V

         CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

Section 5.01.  Consolidations and Mergers of the
               Corporation and Sales, Leases and
               Conveyances Permitted Subject to
               Certain Conditions............................. 26


                            ARTICLE VI

                      SUPPLEMENTAL AGREEMENTS

Section 6.01.  Amendment of Debt Warrant
               Agreement...................................... 27
Section 6.02.  Form of Approval of Supplemental
               Agreements by Owners or Holders................ 29
Section 6.03.  Effect of Supplemental Agreements.............. 29
Section 6.04.  Reference in Warrants to
               Supplemental Agreements........................ 29


                            ARTICLE VII

                   COVENANTS OF THE CORPORATION

Section 7.01.  Delivery of Prospectus......................... 29
Section 7.02.  Governmental Approvals......................... 29

Section 7.03.  Delivery of Warrant Debt
               Securities..................................... 30
Section 7.04.  Maintenance of Office or Agency;
               Unclaimed Moneys............................... 30
Section 7.05.  Corporate Existence............................ 31


                           ARTICLE VIII

                           MISCELLANEOUS

Section 8.01.  Reopening of Issue of Warrants................. 31
Section 8.02.  Payment of Taxes............................... 31
Section 8.03.  Notices and Demands to the
               Corporation and Warrant Agent.................. 31
Section 8.04.  Addresses for Notices.......................... 32
Section 8.05.  Notices to Owners and Holders.................. 32
SECTION 8.06.  GOVERNING LAW.................................. 32
Section 8.07.  Benefits of Debt Warrant Agreement............. 32
Section 8.08.  Successors and Assigns......................... 32
Section 8.09.  Debt Warrant Agreement and Warrants
               Solely Corporate Obligations................... 33
Section 8.10.  Severability................................... 33
Section 8.11.  Headings....................................... 33
Section 8.12.  Counterparts................................... 33
Section 8.13.  Inspection of Debt Warrant
               Agreement...................................... 33

                             EXHIBITS

Exhibit A      Form of Warrant Certificate
Exhibit B-1    Form of Exercise Notice from
               Depository Participant
Exhibit B-2    Form of Exercise Notice from Holder
               of Definitive Warrant Certificate
Exhibit C      Form of Rejection Notice
Exhibit D      Form of Confirmation of Exercise

                             DEBT WARRANT AGREEMENT

          DEBT WARRANT AGREEMENT, dated as of ________ __, 199__ (as modified, amended or supplemented, this "Agreement"), between BANKERS TRUST NEW YORK CORPORATION, a corporation organized and existing under the laws of the State of New York (the "Corporation"), and [NAME OF WARRANT AGENT], a [banking association] [corporation] organized and existing under the laws of ______________, as Warrant Agent (the "Warrant Agent").

                              W I T N E S S E T H:

          WHEREAS, the Corporation has entered into an Indenture, [dated as of November 1, 1991, as amended by the First Supplemental Indenture, dated as of September 1, 1993 (as so amended, and as further amended from time to time, the "Indenture"), between the Corporation and The Chase Manhattan Bank (National Association)] [dated as of April 1, 1992, as amended by the First Supplemental Indenture, dated as of January 15, 1993 (as so amended, and as further amended from time to time, the "Indenture"), between the Corporation and Marine Midland Bank, N.A.] [dated as of ________ __, 1994 (as amended from time to time, the "Indenture"), between the Corporation and ______________], as trustee (such trustee, and any successors to such trustee, the "Trustee"), providing for the issuance from time to time of its unsecured and [unsubordinated] [subordinated] debentures, notes or other evidences of [senior] [subordinated] indebtedness, to be issued in one or more series as provided in the Indenture;

          WHEREAS, the Corporation proposes to sell [[title of Debt Securities being offered (if Debt Securities and Warrants are to be offered)] (the "Offered Debt Securities") with] warrants (each, a "Warrant") representing the right to purchase [title of Debt Securities purchasable through exercise of Warrants] the "Warrant Debt Securities"); and

          WHEREAS, the Corporation desires the Warrant Agent to act on behalf of the Corporation, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange, exercise and cancellation of the [Offered Debt Securities and the] Warrants, and the Corporation desires to set forth herein, among other things, the provisions of the Warrants and the terms and conditions under which they may be issued, transferred, exchanged, exercised and canceled;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                         ISSUANCE OF WARRANTS AND FORM,
                      EXECUTION, DELIVERY AND REGISTRATION
                            OF WARRANT CERTIFICATES

          Section 1.01. The Warrants; Issuance of Warrants; Book-Entry Procedures; Successor Depository. (a) Each Warrant shall represent the right, subject to the provisions contained herein and therein, to purchase Warrant Debt Securities in the aggregate principal amount of $_____________ at the Exercise Price set forth in Section 2.01. [If Debt Securities and Warrants are to be offered together -- Warrants shall [initially] be issued in units with the Offered Debt Securities and shall not be separately transferable [before _____________, 19__ (the "Detachable Date")]. Each such unit shall consist of $_____ aggregate principal amount of the Offered Debt Securities and _______ Warrants.] No Warrant shall entitle any registered holder thereof (each, a "Holder") or any Owner (as defined in Section 1.01(c)) to any of the rights of a registered holder or owner of the Warrant Debt Securities, including, without limitation, the right to receive the payment of principal of, premium, if any, or interest, if any, on the Warrant Debt Securities or to enforce any of the covenants in the Warrant Debt Securities or the Indenture[, except to the extent that the consent of the Holders or Owners of Warrants is expressly required by the terms of the Warrant Debt Securities for certain modifications of the Warrant Debt Securities]. [No amendment or modification of the Indenture or the forms of the Warrant Debt Securities that would adversely affect the rights of the Holders or Owners of Warrants shall be made prior to the issuance of any Warrant Debt Securities without the written consent of the Holders or Owners of Warrants representing the right to purchase at least a majority of the maximum principal amount of the Warrant Debt Securities that may be issued pursuant to Warrants that may be issued pursuant to this Agreement.]

          (b) The Warrants shall constitute direct, unconditional and unsecured obligations of the Corporation.

          (c) The Warrants shall initially be issued in book-entry form and represented by one or more global certificates (each, a "Global Warrant Certificate"). Owners of beneficial interests in a Global Warrant Certificate (each, an "Owner") shall not be entitled to receive definitive certificates evidencing the Warrants; provided, however, that the Corporation shall issue Warrants in definitive form (each, a "Definitive Warrant Certificate", and with the Global Warrant Certificates, the "Warrant Certificates") in exchange for a Global Warrant Certificate if (i) the Depository (as defined in Section 1.01(d)) has notified the Corporation that it is unwilling or unable to continue as Depository for such Global Warrant Certificate or if at any time it has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when it is required to be so registered in order to act as Depository, and a successor Depository is not appointed by the Corporation within 90 days, (ii) the Corporation at any time shall determine to have the Warrants represented by Definitive Warrant Certificates and shall execute and deliver to the Warrant Agent a written order signed in the name of the Corporation by its Chairman of the Board, its Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary (each such order, a "Corporation Order") stating that the Corporation wishes to issue Warrants in definitive form in exchange for such Global Warrant Certificate, or (iii) there shall have occurred and be continuing a default by the Corporation in respect of its obligations with respect to the Warrants. In any such instance, and in accordance with the provisions of this Agreement, each Owner shall be entitled to have registered in its name the number of Warrants in definitive form equivalent to such Owner's beneficial interest in such Global Warrant Certificate and shall be entitled to physical delivery of Definitive Warrant Certificates representing such Warrants by the Depository Participant or Indirect Participant (each as defined in Section 1.01(d)) through which such Owner's beneficial interest is reflected.

          (d) Each Global Warrant Certificate shall initially be registered in the name of, and the Holder of each Warrant represented by such Global Warrant Certificate shall be, [The Depository Trust Company] or its agent (the "Depository", which term shall include any nominee of the Depository and any successor depository selected by the Corporation as provided in Section 1.01(e)), and shall be deposited with the Depository or its agent for credit to the accounts of the Depository Participants as shown on the records of the Depository from time to time. The Warrant holdings of Depository Participants shall be recorded on the books of the Depository. The Warrant holdings of Indirect Participants and of Owners who are customers of Depository Participants shall be reflected on the books and records of such Depository Participants and shall not be known to the Warrant Agent, the Corporation or the Depository. The Warrant holdings of Owners who are customers of Indirect Participants shall be reflected on the books and records of such Indirect Participants and shall not be known to the Warrant Agent, the Corporation, the Depository Participants or the Depository. Neither the Corporation nor the Warrant Agent shall have any responsibility or liability for any aspect of the records relating to beneficial ownership interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to any such beneficial ownership interest. As used herein, the term "Depository Participant" shall include any participant in the Depository's system and, for purposes of this Agreement, shall also mean any participant in the book-entry system of any successor Depository. As used herein, the term "Indirect Participant" shall include any other bank, securities dealer, trust company or other Person (as defined below) that clears or maintains a custodial relationship with a Depository Participant, either directly or indirectly. As used herein, the term "Person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          (e) The Corporation may from time to time select a new Person to act as Depository and, if such selection is made, the Corporation shall promptly give the Warrant Agent and the existing Depository notice to such effect identifying the new Depository. As promptly as practicable thereafter, the Depository shall deliver each Global Warrant Certificate then held by it to the Warrant Agent, and the Warrant Agent shall register the transfer of such Global Warrant Certificate to the new Depository as provided in Section 1.04. Appropriate changes may be made in each Global Warrant Certificate, and in the notice of exercise and the related notices delivered in connection with an exercise or deemed exercise of Warrants to reflect the selection of the new Depository.

          Section 1.02. Form; Denominations; Execution, Countersignature, Delivery and Dating of Global Warrant Certificates. (a) At any time and from time to time after the execution and delivery of this Agreement, the Corporation may deliver one or more Global Warrant Certificates, each representing any integral number of Warrants [not exceeding ________________ Warrants originally issued,] executed by the Corporation as set forth in Section 1.02(b), to the Warrant Agent for countersignature, together with a Corporation Order for the countersignature and delivery of such Warrants, and the Warrant Agent shall manually countersign and deliver such Warrants in accordance with such Corporation Order. During such time as Warrants shall be represented by Global Warrant Certificates, the Corporation may issue additional Warrants in accordance with the terms of this Agreement either by issuing an additional Global Warrant Certificate or by issuing a new Global Warrant Certificate in exchange for the existing Global Warrant Certificate, provided that any such exchange shall conform to the requirements set forth in Section 1.04(f).

          (b) Each Global Warrant Certificate, whenever issued, shall be in registered form substantially in the form of Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. Each Global Warrant Certificate shall be printed, lithographed, typewritten, mimeographed or engraved on steel engraved borders or otherwise reproduced in any other manner as may be approved by the officers executing the same (such execution to be conclusive evidence of such approval) and may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Corporation executing the same may approve (such execution to be conclusive evidence of such approval) and that are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any securities exchange on which the Warrants may be listed, or of the Depository, or to conform to usage. Each Global Warrant Certificate shall be signed on behalf of the Corporation by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any such officer on any Global Warrant Certificate may be either manual or facsimile. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Global Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

          (c) No Global Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, unless such Global Warrant Certificate has been countersigned by the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Corporation shall be conclusive evidence, and the only evidence, that such Global Warrant Certificate so countersigned has been duly issued hereunder.

          (d) Any Global Warrant Certificate bearing the manual or facsimile signatures of individuals who were at the time of such signature the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Global Warrant Certificate or did not hold such offices at the date of such Global Warrant Certificate.

          (e) Each Global Warrant Certificate shall be dated the date of its countersignature.

          Section 1.03. Definitive Warrant Certificates. (a) Any Definitive Warrant Certificate issued in accordance with Section 1.01(c), whenever issued, shall be in registered form substantially in the form of Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or necessary or desirable for individual Definitive Warrant Certificates, provided that each such Definitive Warrant Certificate shall have imprinted on the reverse thereof the Exercise Notice substantially in the form of Exhibit B-2. Each Definitive Warrant Certificate may represent any integral number of Warrants [not exceeding ________________ Warrants originally issued], shall be printed, lithographed, typewritten, mimeographed or engraved on steel engraved borders or otherwise reproduced in any other manner as may be approved by the officers executing the same (such execution to be conclusive evidence of such approval), and may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Corporation executing the same may approve (such execution to be conclusive evidence of such approval) and that are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any securities exchange on which the Warrants may be listed, or of the Depository, or to conform to usage. Each Definitive Warrant Certificate shall be signed on behalf of the Corporation upon the same conditions, in substantially the same manner and with the same effect as set forth in Section
1.02 with respect to Global Warrant Certificates.

          (b) Each Definitive Warrant Certificate, when so signed on behalf of the Corporation, shall be delivered to the Warrant Agent together with a Corporation Order for the countersignature and delivery of such Warrants, and the Warrant Agent shall manually countersign and deliver such Warrants in accordance with such Corporation Order upon the same conditions, in substantially the same manner and with the same effect as set forth in Section
1.02 with respect to Global Warrant Certificates. Each Definitive Warrant Certificate shall be dated the date of its countersignature.

          (c) No Definitive Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, unless such Definitive Warrant Certificate has been countersigned by the Warrant Agent. Such signature by the Warrant Agent upon any Definitive Warrant Certificate executed by the Corporation shall be conclusive evidence, and the only evidence, that such Definitive Warrant Certificate so countersigned has been duly issued hereunder.

          (d) Any Definitive Warrant Certificate bearing the manual or facsimile signatures of individuals who were at the time of such signature the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Definitive Warrant Certificate or did not hold such offices at the date of such Definitive Warrant Certificate.

          (e) Definitive Warrant Certificates delivered in exchange for a Global Warrant Certificate shall be registered in such names and addresses (including tax identification numbers) and in such denominations as shall be requested in writing by the Depository or its nominee in whose name such Global Warrant Certificate is registered, upon written certification to the Corporation and the Warrant Agent, in form satisfactory to each of them, of the existing beneficial ownership interests in such Global Warrant Certificate.

          (f) The Holder of any Warrant represented by a Definitive Warrant Certificate shall be [if Debt Securities and Warrants that are not immediately detachable are offered -- , prior to the Detachable Date, the Person in whose name the Offered Debt Security to which such Warrant Certificate was initially attached shall be registered upon the register relating to such Offered Debt Securities and, after such Detachable Date,] the Person in whose name such Definitive Warrant Certificate is registered in the Warrant Register

(as defined in Section 1.04) at such time. [If Offered Debt Securities and Warrants that are not immediately detachable are offered -- Prior to the Detachable Date, the Corporation shall, or shall cause the registrar of the Offered Debt Securities to, make available to the Warrant Agent such information as may be necessary to permit the Warrant Agent to keep the Warrant Register up to date regarding Holders of the Offered Debt Securities.]

          Section 1.04. Maintenance of Warrant Register; Registration of Transfers and Exchanges of Global Warrant Certificates. (a) [If Offered Debt Securities and Warrants that are not immediately detachable are offered -- From and after the Detachable Date,] the Corporation shall cause to be kept at the Warrant Agent Office (as defined in Section 1.04(b)) a register (the "Warrant Register"), which may be maintained electronically and in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration and registration of transfer, exchange, exercise and cancellation of Warrants. The Warrant Agent is hereby appointed "Warrant Registrar" for the purpose of registering Warrant Certificates and transfers and exchanges of Warrant Certificates as herein provided.

          (b) [If Offered Debt Securities and Warrants that are not immediately detachable are offered -- Prior to the Detachable Date, a Warrant Certificate may be exchanged or transferred only together with the Offered Debt Security to which such Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Debt Security. Furthermore, on or prior to the Detachable Date, each transfer of an Offered Debt Security on the register of the Offered Debt Securities shall operate also to transfer the Warrant Certificate or Certificates to which such Offered Debt Security was initially attached. From and after the Detachable Date, a] [If Offered Debt Securities and Warrants that are immediately detachable are offered -- A] Warrant Certificate may be transferred at the option of the Holder thereof upon surrender of such Warrant Certificate at the office or agency of the Warrant Agent maintained for the purpose of transferring, exchanging, exercising and canceling the Warrants, which shall be south of Chambers Street in the Borough of Manhattan, The City of New York (the "Warrant Agent Office"), and which is, on the date of this Agreement, _______________________, New York, New York, _____, Attention: [Corporate Trust Department], or at the office of any successor Warrant Agent as provided in
Article IV. Upon any such registration of transfer, the Corporation shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 1.02 or 1.03, as the case may be, in the name of the designated transferee a new Global Warrant Certificate or Definitive Warrant Certificate, as the case may be, of like tenor, of any authorized denomination and representing in the aggregate a like number of unexercised Warrants as evidenced by such Warrant Certificate at the time of such registration of transfer, and bearing a number not contemporaneously outstanding.

          (c) A Warrant Certificate may be exchanged at the option of the Holder thereof for other Global Warrant Certificates or Definitive Warrant Certificates, as the case may be, of like tenor, of any authorized denomination and representing in the aggregate a like number of unexercised Warrants, upon surrender of such Warrant Certificate at the Warrant Agent Office. Whenever any Warrant Certificate is so surrendered for exchange, the Corporation shall execute, and the Warrant Agent shall countersign and deliver, as provided in
Section 1.02 or 1.03, as the case may be, the Global Warrant Certificates or Definitive Warrant Certificates, as the case may be, that the Holder of such exchanged Warrant Certificate is entitled to receive and bearing a number not contemporaneously outstanding.

          (d) Any Warrant Certificate presented or surrendered for registration of transfer or for exchange shall be duly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Corporation, duly signed by the registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company, by a broker or dealer that is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange.

          (e) Except as otherwise provided herein or in a Global Warrant Certificate, the Warrant Agent shall register the transfer of such Global Warrant Certificate on the records of the Warrant Agent only to the Depository, to a nominee of the Depository, to a successor Depository or to a nominee of the successor Depository.

          (f) A Global Warrant Certificate may be exchanged for a new Global Warrant Certificate to reflect the issuance by the Corporation of additional Warrants[; provided, however, that in no event shall the number of Warrants represented by any Global Warrant Certificate exceed ___________________ originally issued]. To effect such an exchange, the Corporation shall deliver to the Warrant Agent a new Global Warrant Certificate duly executed on behalf of the Corporation as provided in Section 1.02, together with a Corporation Order for the countersignature and delivery of such Warrants. The Warrant Agent shall countersign such new Global Warrant Certificate as provided in Section 1.02 and in accordance with such Corporation Order, and shall deliver such new Global Warrant Certificate to the Depository in exchange for, and upon receipt of, the Global Warrant Certificate then held by the Depository. The Warrant Agent shall cancel the Global Warrant Certificate delivered to it by the Depository and return the canceled Global Warrant Certificate to the Corporation.

          (g) All Warrant Certificates issued upon any registration of transfer or exchange of Global Warrant Certificates or Definitive Warrant Certificates, as the case may be, shall be valid obligations of the Corporation, evidencing the same obligations of the Corporation and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered upon such registration of transfer or exchange. The Warrant Agent shall not be required to effect any exchange or transfer that would result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant.

          (h) No service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Corporation may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such transfer or exchange.

          Section 1.05. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. (a) If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the Corporation shall execute, and the Warrant Agent shall countersign and deliver in exchange therefor, as provided in Section 1.02 or 1.03, as the case may be, a new Warrant Certificate of like tenor representing a like number of unexercised Warrants and bearing a number not contemporaneously outstanding.

          (b) If there shall be delivered by a Holder of a Warrant Certificate to the Corporation and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, and (iii) funds sufficient to cover any cost or expense to the Corporation (including any fees charged by the Warrant Agent) relating to the issuance of a new Warrant Certificate, then, in the absence of notice to the Corporation or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Corporation shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 1.02 or 1.03, as the case may be, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor representing a like number of unexercised Warrants and bearing a number not contemporaneously outstanding.

          (c) If the Warrants evidenced by any such mutilated, destroyed, lost or stolen Warrant Certificate have been exercised, or have been or are about to be deemed to be exercised, the Corporation in its discretion may, instead of issuing a new Warrant Certificate, treat the same as if it had received written irrevocable notice of exercise in good form in respect thereof, as provided herein.

          (d) Upon the issuance of any new Warrant Certificate under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

          (e)  Every new Warrant Certificate issued pursuant to this Section
1.05 in lieu of any mutilated, destroyed, lost or stolen Warrant Certificate shall constitute an original additional contractual obligation of the Corporation, whether or not the mutilated, destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

          (f) The provisions of this Section 1.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

          Section 1.06. Cancellation of Warrants. (a) If the Corporation shall purchase or otherwise acquire Warrants represented by a Global Warrant Certificate, such Warrants may, at the option of the Corporation and upon notification to the Warrant Agent, be surrendered free through a Depository Participant for credit to the Warrant Account (as defined in Section 2.01(b)) and if so credited, the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent and on the Warrant Register.

          (b) When all of the Warrants represented by any Global Warrant Certificate have been exercised by the Owner thereof, automatically exercised or otherwise canceled, and upon receipt of the same by the Warrant Agent, the Warrant Agent shall promptly cancel such Global Warrant Certificate.

          (c) The Corporation may at any time deliver to the Warrant Agent for cancellation any Definitive Warrant Certificates previously countersigned and delivered hereunder that the Corporation may have acquired in any manner whatsoever, and the Warrant Agent shall promptly cancel all Definitive Warrant Certificates so delivered.

          (d) All Warrant Certificates surrendered for exercise, registration of transfer or exchange or cancellation, if surrendered to any Person other than the Warrant Agent, shall be delivered to the Warrant Agent, and the Warrant Agent shall promptly cancel all such Warrant Certificates and all other Warrant Certificates surrendered to it for exercise, registration of transfer or exchange or cancellation.

          (e) No Warrant Certificate shall be countersigned in lieu of or in exchange for any Warrant Certificate canceled as provided in this Section 1.06 except as expressly permitted by this Agreement. All canceled Warrant Certificates held by the Warrant Agent shall be destroyed by it unless by written order the Corporation requests their return to it.


                                   ARTICLE II

               EXERCISE PRICE, DURATION AND EXERCISE OF WARRANTS

          Section 2.01. Exercise Price. [During the period from ________ __, 199__ through and including ________ __, 199__,] the exercise price of each Warrant shall be [$_______] [____% of the principal amount of the Warrant Debt Securities subject to such Warrant] plus [accrued amortization, if any, of the original issue discount of the Warrant Debt Securities] [accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities or, if no interest shall have been paid on the Warrant Debt Securities, from ________ __, 199__]. [During the period from ________ __, 199__ through and including ________ __, 199__, the exercise price of each Warrant shall be [$_______] [____% of the principal amount of the Warrant Debt Securities subject to such Warrant] plus [accrued amortization, if any, of the original issue discount of the Warrant Debt Securities] [accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities or, if no interest shall have been paid on the Warrant Debt Securities, from ________ __, 199__].] [In each case, the original issue discount of $_______ for each $1,000 principal amount of Warrant Debt Securities shall be amortized at a ___% annual rate, computed on a[n] [semi-]annual basis [using a 360-day year consisting of twelve 30-day months].] The exercise price of each Warrant as set forth above is referred to in this Agreement as the "Exercise Price."

          Section 2.02. Duration of Warrants; Method of Exercise; Minimum [and Maximum] Exercise Amounts; Notice of Exercise. (a) Subject to the limitations described herein, each Warrant may be exercised in whole but not in part on any New York Business Day (as defined in Section 2.02(f)) from [its date of issuance (specify other date if applicable)] until [3:00 P.M.], New York City time, on ________ __, 199__, or, if such date is not a New York Business Day, on the next succeeding New York Business Day (the "Expiration Date"). Each Warrant not exercised at or before [3:00 P.M.], New York City time, on the Expiration Date shall become void, and all rights of the Owner or Holder of such Warrant under this Agreement or otherwise shall cease.

          (b)  Each Warrant may be exercised by:

          (i) in the case of any Warrant represented by a Global Warrant Certificate (each, a "Book-Entry Warrant"), (A) transfer of such Warrant on the records of the Depository free to the Warrant Agent's Depository Participant account (entitled ____________________), or such other account of the Warrant Agent at the Depository as the Warrant Agent shall specify (the "Warrant Account"), (B) delivery to the Warrant Agent as provided in
     Section 2.02(d)(i)(C) of written notice (an "Exercise Notice") duly completed and executed by a Depository Participant acting on behalf of the Owner of such Warrant and (C) payment of the Exercise Price in U.S. dollars [in cash or by cashier's check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds] payable to the account of the Corporation; and

          (ii) in the case of Warrants represented by a Definitive Warrant Certificate (each, a "Certificated Warrant"), (A) surrender of such Definitive Warrant Certificate to the Warrant Agent at the Warrant Agent Office, (B) delivery to the Warrant Agent as provided in Section 2.02(d)(ii)(C) of an Exercise Notice duly completed and executed by the Holder of such Warrant and (C) payment of the Exercise Price in U.S. dollars [in cash or by cashier's check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds] payable to the account of the Corporation].

          (c) Not fewer than [specify minimum exercise amount] [nor more than [specify maximum exercise amount]] Warrants may be exercised by or on behalf of any one Owner or, in the case of Certificated Warrants, any one Holder at any one time, except that no such minimum [or maximum] exercise amount shall apply in the case of the exercise of any Warrants on the Expiration Date.

          (d)  Each Exercise Notice shall be unconditional and irrevocable and:

          (i) in the case of any Book-Entry Warrant, shall (A) be in the form of Exhibit B-1 hereto, and (B) shall be sent to the Warrant Agent in writing at its address as set forth in such form of Exercise Notice or at such other address as the Warrant Agent may specify from time to time by notice given in accordance with Section 8.05; and

          (ii) in the case of any Certificated Warrant, shall (A) be in the form of Exhibit B-2 hereto and shall, unless otherwise agreed by the Corporation and the Warrant Agent, be set forth on the reverse of the Definitive Warrant Certificate representing such Certificated Warrant, and (B) shall be sent to the Warrant Agent in writing at its address as set forth in such form of Exercise Notice or at such other address as the Warrant Agent may specify from time to time by notice given in accordance with Section 8.05.

          (e) Except as provided in Section 2.03(c), the Warrant Agent and the Corporation shall be entitled to rely conclusively on any Exercise Notice received by the Warrant Agent with no duty of inquiry by either of them.

          (f) As used in this Agreement, "New York Business Day" means any day other than a Saturday or Sunday or a day on which the [New York Stock Exchange or American Stock

Exchange (list any other relevant securities exchanges)] is not open for securities trading or banking institutions generally in The City of New York are authorized or required by law or executive order to close.

          Section 2.03. Exercise of Warrants. (a) Subject to Section 2.02(c)(ii), the exercise date (the "Exercise Date") for a Warrant shall be (i) the New York Business Day on which the Warrant Agent receives delivery of such Warrant to the Warrant Account, in the case of Book-Entry Warrants, or of the Definitive Warrant Certificate representing such Warrant at the Warrant Agent Office, in the case of Certificated Warrants, an Exercise Notice relating to such Warrant in good order and payment of the Exercise Price in the manner specified in Section 2.02(b), if such receipt occurs at or prior to [3:00] P.M., New York City time, on such New York Business Day, and (ii) otherwise the New York Business Day next succeeding the day on which the Warrant Agent receives such Warrant, the Exercise Price and such Exercise Notice, which next succeeding New York Business Day shall be the day on which such Warrant, Exercise Price and Exercise Notice shall be deemed to have been received. If any Exercise Notice, the related Exercise Price or the Warrants to which such Exercise Notice relates are received after [3:00] P.M., New York City time, on the Expiration Date, such Exercise Notice shall be void and of no effect and shall be deemed not to have been delivered.

          (b) Following receipt of proper delivery of any Warrant, the Exercise Price and the Exercise Notice related to such Warrant in accordance with Section 2.02(b), the Warrant Agent shall:

          (i) deposit all funds received by it in payment of the Exercise Price of such Warrant to the account of the Corporation maintained with it for such purpose (unless otherwise instructed in writing by the Corporation), and advise the Corporation by telephone and in writing, by facsimile transmission or otherwise, at the end of each day on which any such payment is received of the amount so deposited to its account;

          (ii)(A) in the case of a Book-Entry Warrant, promptly determine whether such Exercise Notice has been duly completed and is in proper form and verify that the Person that executed such Exercise Notice is listed as a Depository Participant in the most recent published edition of the Depository's Eligible Corporate Securities Book (or the comparable publication of any successor Depository) and, if such Person is not listed therein, make reasonable efforts to obtain verbal verification from the Depository's Planning Department (telephone number 212-709-1000) (or the comparable department of a successor Depository) that such Person is a Depository Participant; and (B) in the case of a Certificated Warrant, promptly determine whether such Exercise Notice has been duly completed and is in proper form and whether the Definitive Warrant Certificate representing such Warrant is in proper form;

          (iii)(A) in the case of a Book-Entry Warrant, if the Warrant Agent determines that such Exercise Notice has not been duly completed or is not in proper form, or is unable through the procedures described in clause
     (ii)(A) above to verify that the Person that submitted such Exercise Notice is a Depository Participant, then the Warrant Agent shall reject such Exercise Notice and shall send to the Depository Participant that submitted such Exercise Notice a notice of rejection substantially in the form of Exhibit C hereto (a "Rejection Notice") and redeliver the Warrants to which such rejected Exercise Notice relates free through the facilities of the Depository to the account from which they were transferred; and (B) in the case of a Certificated Warrant, if the Warrant Agent determines that such Exercise Notice has not been duly completed or is not in proper form, or that the Definitive Warrant Certificate representing such Warrant is not in proper form, then the Warrant Agent shall reject such Exercise Notice and shall send a Rejection Notice to the Holder of such Warrants and return such Definitive Warrant Certificate to such Holder by first class mail at the expense of the Corporation;

          (iv) by [5:00 P.M.], New York City time, on the New York Business Day on which such Exercise Notice is received (or deemed to have been received), notify the Corporation (and such other parties (not to exceed two) as the Corporation shall designate in writing) of (A) the total number of Warrants in respect of which Exercise Notices were received (or deemed to have been received) at or prior to [3:00 P.M.], New York City time, on such date, (B) the number of such Exercise Notices that were rejected by the Warrant Agent pursuant to clause (iii) above and the aggregate number of Warrants to which such rejected Exercise Notices relate, and (C) the aggregate number of Warrants covered by Exercise Notices that have not been so rejected (the "Exercised Warrants");

          (v) by [5:00 P.M.], New York City time, on the New York Business Day following the Exercise Date for such Exercised Warrants, send notice of confirmation of exercise in substantially the form of Exhibit D hereto to the appropriate Depository Participant or Holder, as the case may be; and

         (vi) promptly deliver a copy of each Exercise Notice to the Corporation and advise the Corporation of such other matters relating to any of the Warrants covered thereby, whether or not they constitute Exercised Warrants, as the Corporation shall reasonably request.

          (c) At or before [3:00 P.M.], New York City time, on the [fifth] New York Business Day following the Exercise Date for any Exercised Warrant, the Corporation shall issue, and shall cause the Trustee to authenticate and deliver, pursuant to the Indenture, in authorized denominations, to or upon the order of the Holder of such Exercised Warrant, the Warrant Debt Security or Warrant Debt Securities to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder in the Exercise Notice relating to such Exercised Warrant.

          (d) (i) The Warrant Agent shall cause its records, which may be kept electronically, to be marked to reflect the reduction in the number of Warrants evidenced by each Global Warrant Certificate by the number of such Warrants in respect of which Warrant Debt Securities have been made available as provided in
Section 2.03(c) promptly after such payment has been made available. In the absence of manifest error, the Warrant Agent's records shall be conclusive evidence as to such matters.

          (ii) If any Definitive Warrant Certificate shall be surrendered to the Warrant Agent for exercise of fewer than all the Warrants represented thereby, the Corporation shall execute, and the Warrant Agent shall countersign, as provided in Section 1.02 or 1.03, as the case may be, and deliver to the Holder of such Warrants by first class mail at the expense of the Corporation a new Definitive Warrant Certificate of like tenor representing all Warrants remaining unexercised after such exercise and bearing a number not contemporaneously outstanding.

          (e) The Corporation shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Debt Securities, and the Corporation shall not be required to issue or deliver any Warrant Debt Securities until any such tax or other charge shall have been paid or it has been established to the Corporation's satisfaction that no such tax or other charge is due.

          (f) Any notice to be given to the Corporation by the Warrant Agent pursuant to this Section 2.03 shall be by telephone (promptly confirmed in writing) or telecopy (receipt to be promptly confirmed by telephone).

          Section 2.04. Designation of Agent for Receipt of Notice. The Corporation may from time to time designate in writing to the Warrant Agent a single designee for receipt of all notices required to be given by the Warrant Agent to the Corporation pursuant to this Article II and all such notices thereafter shall be given in the manner herein provided by the Warrant Agent to such designee and each such notice shall be as effective as if given directly to the Corporation.


                                  ARTICLE III

                          OTHER PROVISIONS RELATING TO
                               RIGHTS OF HOLDERS

          Section 3.01. Treatment of Holders. (a) The Corporation, the Warrant Agent and any agent of the Corporation or the Warrant Agent may deem and treat the Person in whose name each Global Warrant Certificate shall be registered in the records of the Warrant Agent as the absolute Holder of all right, title and interest in such Global Warrant Certificate (notwithstanding any notation of ownership or other writing thereon) for all purposes hereunder and as the Person entitled to exercise the rights represented by the Warrants evidenced thereby, whether or not such Warrants shall be exercised or deemed to be exercised, and neither the Corporation nor the Warrant Agent, nor any agent of the Corporation or the Warrant Agent shall be affected by any notice to the contrary, except that the Warrant Agent and the Corporation shall be entitled to rely on and act pursuant to instructions of Depository Participants as contemplated by Article II of this Agreement.

          (b) Prior to due presentment of a Definitive Warrant Certificate for registration of transfer, the Corporation, the Warrant Agent and any agent of the Corporation or the Warrant Agent may treat [if Debt Securities and Warrants that are not immediately detachable are offered -- , prior to the Detachable Date, the Person in whose name the Offered Debt Security to which such Warrant Certificate was initially attached shall be registered upon the register relating to such Offered Debt Securities and, after such Detachable Date,] the Person in whose name such Definitive Warrant Certificate is registered as the absolute Holder of all right, title and interest in such Definitive Warrant Certificate (notwithstanding any notation of ownership or other writing thereon) for all purposes hereunder and as the Person entitled to exercise the rights represented by the Warrants evidenced thereby, whether or not such Warrants shall be exercised or deemed to be exercised, and neither the Corporation, the Warrant Agent nor any agent of the Corporation or the Warrant Agent shall be affected by notice to the contrary.

          Section 3.02. Holder or Owner of Warrant May Enforce Rights. Notwithstanding any other provision of this Agreement, any Owner, in the case of Book-Entry Warrants, and any Holder, in the case of Certificated Warrants, without the consent of the Warrant Agent, the Trustee, the holder of any Warrant Debt Securities or the Owner or Holder of any other Warrant, may, in and for such Owner's or Holder's own behalf, and for such Owner's or Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation suitable to enforce, or otherwise in respect of, such Owner's or Holder's right to exercise, and to receive the Warrant Debt Securities issuable upon exercise of, such Owner's or Holder's Warrants as provided in such Warrants and in this Agreement.


                                   ARTICLE IV

                          CONCERNING THE WARRANT AGENT

          Section 4.01. Warrant Agent. The Corporation hereby appoints [name of Warrant Agent] as the Warrant Agent of the Corporation in respect of the Warrants upon the terms and subject to the conditions set forth herein and in the Warrants, and [name of Warrant Agent] hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it herein and in the Warrants and such further powers and authority acceptable to it to act on behalf of the Corporation as the Corporation may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrants are subject to and governed by the terms and provisions hereof.

          Section 4.02. Certain Duties of the Warrant Agent. (a) Except during the continuation of a default in the performance by the Corporation of its obligations in respect of the Warrants, the Warrant Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent.

          (b) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          Section 4.03. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations set forth herein upon and subject to the terms and conditions hereof and of the Warrants, including the following, to all of which the Corporation agrees and to all of which the rights hereunder of the Owners and Holders from time to time of the Warrants shall be subject:

          (a) The Corporation agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Corporation for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses, disbursements and advances (including reasonable attorneys' fees and expenses and reasonable compensation, expenses and disbursements of its agents) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Corporation also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder or with respect to the Warrants, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Corporation under this subsection (a) shall survive the exercise of the Warrants and the resignation or removal of the Warrant Agent.

          (b) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted or thing suffered by it in reliance upon any Warrant, resolution, opinion, report, request, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties, provided that any request or direction of the Corporation shall be sufficiently evidenced by a Corporation Order delivered to the Warrant Agent, and any resolution of the Board of Directors shall be sufficiently evidenced by a copy of the resolution certified by the Secretary or an Assistant Secretary to have been duly adopted by the Board of Directors of the Corporation, or by a committee of such Board of Directors or an officer of the Corporation appointed by the Board of Directors of the Corporation for such purpose, and to be in full force and effect on the date of such certification and delivered to the Warrant Agent (any such resolution, a "Board Resolution").

          (c) The Warrant Agent may consult with counsel satisfactory to it, which may include counsel to the Corporation, and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such written opinion.

          (d) The Warrant Agent shall not be bound to make any investigation into the facts or matters stated in any Corporation Order or Board Resolution, but the Warrant Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (e) The Warrant Agent, and any of its officers, directors and employees, in its individual or any other capacity, may become the Owner or Holder of, or acquire any interest in, any Warrants or other obligations of the Corporation, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Corporation and may act on, or as depositary, trustee or agent for, any committee or body of Owners or Holders of Warrants or holders of [Offered Debt Securities or] Warrant Debt Securities or other obligations of the Corporation as freely as if it were not the Warrant Agent hereunder. Nothing in this

     Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under the Indenture.

          (f) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrants except as otherwise agreed with the Corporation, nor shall it be obligated to segregate such monies from other monies held by it, except as required by law.

          (g) The Warrant Agent shall not be under any liability with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrants or the Warrant Certificates (except the countersignature thereof).

          (h) The recitals contained herein and in the Warrants (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Corporation, and the Warrant Agent assumes no responsibility for the correctness thereof.

          (i) The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Corporation of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Corporation pursuant to this Agreement or for the application by the Corporation of any proceeds.

          (j) The Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its covenants or agreements contained herein or in the Warrants or in the [Offered Debt Securities or] Warrant Debt Securities or in the case of the receipt of any written demand from an Owner or Holder of a Warrant with respect to such default, including, without limitation, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 8.03, to make any demand upon the Corporation.

          (k) In acting under this Agreement and in connection with the Warrants, the Warrant Agent is acting solely as the agent of the Corporation and does not assume any obligation or relationship of agency or trust for or with any of the Owners or Holders of the Warrants.

          Section 4.04. Compliance With Applicable Laws. The Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Agreement and in connection with the Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including (but not limited to) any liability for its failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

          Section 4.05. Corporate Warrant Agent Required; Eligibility. The Corporation agrees, for the benefit of the Owners or Holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all of the Warrants have been exercised or are no longer exercisable, which shall be a banking institution organized under the laws of the United States of America or one of the states thereof and having an office or an agent's office south of Chambers Street in the Borough of Manhattan, The City of New York.

          Section 4.06. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Warrant Agent and no appointment of a successor Warrant Agent pursuant to this Section 4.06 shall become effective until the acceptance of appointment by the successor Warrant Agent under Section 4.07.

          (b) The Warrant Agent may resign at any time by giving written notice of such resignation to the Corporation specifying such resignation and the date on which it desires such resignation to become effective, provided that, without the consent of the Corporation, such date shall not be less than 90 days after the date on which such notice is given. If an instrument of acceptance by a successor Warrant Agent shall not have been delivered to the Warrant Agent within 90 days after the giving of such notice of resignation, the resigning Warrant Agent may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent with respect to the Warrants.

          (c) The Corporation may remove the Warrant Agent at any time by giving written notice thereof to the Warrant

Agent specifying such removal and the date on which the Corporation desires such removal to become effective.

          (d)  If at any time:

          (i)  the Warrant Agent shall cease to be eligible to act as such under
     Section 4.05 and shall fail to resign after the Corporation shall have delivered a written request therefor, or

          (ii) the Warrant Agent shall become incapable of acting as such, or shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or similar law, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, or

          (iii) the Corporation shall elect to remove the Warrant Agent, provided that no default shall then exist with respect to the Warrants,

then in any such case, the Corporation by a Board Resolution may remove the Warrant Agent with respect to all the Warrants.

          (e) If the Warrant Agent shall resign or be removed, or if a vacancy shall occur in the office of the Warrant Agent for any other reason, the Corporation, by a Board Resolution, shall promptly appoint a successor Warrant Agent with respect to the Warrants, it being understood that at any time there shall be only one Warrant Agent with respect to the Warrants.

          (f) The Corporation shall give notice to the Owners or Holders of the Warrants of each resignation and each removal of the Warrant Agent and each appointment of a successor Warrant Agent with respect to the Warrants in accordance with Section 8.05. Each such notice shall include the name of the successor Warrant Agent and the address of its Warrant Agent Office.

          Section 4.07. Acceptance of Appointment by Successor. (a) If a successor Warrant Agent is appointed hereunder, such successor Warrant Agent so appointed shall execute, acknowledge and deliver to the Corporation and to the retiring Warrant Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Warrant Agent shall become effective and such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Warrant Agent; provided, however, that on the request of the Corporation or the successor Warrant Agent, such retiring Warrant Agent shall, upon payment of its charges and disbursements then unpaid, execute and deliver an instrument transferring to such successor Warrant Agent all the rights and powers of the retiring Warrant Agent and shall duly assign, transfer and deliver to such successor Warrant Agent all property and money held by such retiring Warrant Agent hereunder.

          (b) Upon the request of any such successor Warrant Agent, the Corporation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Warrant Agent all such rights and powers referred to in Section 4.07(a).

          (c) No successor Warrant Agent shall accept its appointment, and no such acceptance shall be effective, unless at the time of such acceptance such successor Warrant Agent shall be qualified and eligible under this Article IV.

          Section 4.08. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the business of the Warrant Agent, shall be the successor of the Warrant Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation shall be otherwise qualified and eligible under this Article IV. If any Warrant Certificates shall have been countersigned, but not delivered, by the Warrant Agent then in office, any successor by merger, conversion or consolidation to such countersigning Warrant Agent may adopt such countersignature and deliver the Warrant Certificates so countersigned with the same effect as if such successor Warrant Agent had itself countersigned such Warrant Certificates.

                              ARTICLE V

                CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

          Section 5.01. Consolidations and Mergers of the Corporation and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. (a) The Corporation may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that, in any such case, (i) either the Corporation shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a state thereof and such successor corporation shall expressly assume, by Supplemental Agreement (as defined in Section 6.01(a)) satisfactory to the Warrant Agent and executed and delivered to the Warrant Agent by such corporation, the due and punctual observance of the obligations of the Corporation hereunder and under all unexercised Warrants, according to their tenor, and (ii) the Corporation or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition. In case of any such consolidation, merger, sale, lease or conveyance and upon such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Corporation, with the same effect as if it had been named herein as such, and the predecessor Corporation, except in the event of a lease, shall be relieved of any further obligation hereunder or under the Warrants. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation, new Global Warrant Certificates or Definitive Warrant Certificates, as the case may be, representing Warrants not theretofore exercised, in exchange and substitution for the Global Warrant Certificates and Definitive Warrant Certificates theretofore issued, and any or all of the Warrant Debt Securities issuable pursuant to the terms of any such unexercised Warrants; and upon the order of such successor corporation, instead of the Corporation, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Warrant Agent shall countersign and shall deliver the new Global Warrant Certificates or Definitive Warrant Certificates, as the case may be, that such successor corporation shall have caused to be signed and delivered to the Warrant Agent for countersignature. Such Global Warrant Certificates or Definitive Warrant Certificates, as the case may be, shall in all respects have the same legal rank and benefit under this Agreement as the Warrant Certificates theretofore issued in accordance with the terms of this Agreement as though such new Warrant Certificates had been issued at the date of issue of the Warrant Certificates for which they are exchanged, and all the Warrant Debt Securities so issued shall in all respects have the same legal rank and benefit under the Indenture as the Warrant Debt Securities theretofore or thereafter issued in accordance with its terms of this Agreement and the Indenture. In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the new Warrant Certificates and Warrant Debt Securities thereafter to be issued as may be appropriate.

          (b) The Warrant Agent may receive a written opinion of counsel (who may be an employee of the Corporation or other counsel acceptable to the Warrant Agent) (an "Opinion of Counsel") as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of this Article V.

                                   ARTICLE VI

                            SUPPLEMENTAL AGREEMENTS

          Section 6.01. Amendment of Debt Warrant Agreement. (a) This Agreement and the Warrants may be amended by the Corporation, when authorized by a Board Resolution, and the Warrant Agent (which amendment shall take the form of a supplemental index warrant agreement) (each, a "Supplemental Agreement")), without the consent of the Owners or Holders of the Warrants, for the purpose of:

          (i) curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or of making any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement or the Warrants; or

          (ii) evidencing the succession of another corporation to the Corporation and the assumption by any such successor of the covenants of the Corporation contained herein and in the Warrants in accordance with
     Article V; or

          (iii) appointing a successor Depository in accordance with Section 1.01(e); or

          (iv) evidencing and providing for the acceptance of appointment hereunder by a successor Warrant Agent in accordance with Section 4.07; or

          (v) adding to the covenants of the Corporation for the benefit of the Owners or Holders of the Warrants or surrendering any right or power herein conferred upon the Corporation; or

          (vi) issuing Warrants in the form of Definitive Warrant Certificates in accordance with Section 1.01(c); or

          (vii) amending this Agreement and the Warrants in any manner that the Corporation may deem to be necessary or desirable and that will not materially and adversely affect the interests of the Owners or Holders of the Warrants.

          (b) The Corporation and the Warrant Agent may amend this Agreement and the Warrants (which amendment shall take the form of a Supplemental Agreement), with the consent of the Owners or Holders, as the case may be, of not fewer than 66-2/3% in number of the unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners or Holders of the Warrants under this Agreement; provided, however, that, without the consent of each Owner or Holder affected thereby, no such amendment may be made that changes the determination of the Cash Settlement Value [or Cancellation Amount, as the case may be,] of the Warrants (or any aspects of such determination) so as to reduce the amount receivable upon exercise or deemed exercise of the Warrants, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Owners or Holders, as the case may be, or reduces the number of unexercised Warrants the consent of the Owners or Holders of which is required for amendment of this Agreement or the Warrants. The Corporation and the Warrant Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from the Owners of Warrants represented by a Global Warrant Certificate. Such certification may be provided by Depository Participants acting on behalf of such Owners of Warrants, provided that any such certification is accompanied by a certification from the Depository as to the Global Warrant Certificate holdings of such Depository Participants.

          Section 6.02. Form of Approval of Supplemental Agreements by Owners or Holders. It shall not be necessary for the Owners or Holders of the Warrants to approve the particular form of any proposed Supplemental Agreement, but it shall be sufficient if the Owners or Holders, as the case may be, shall approve the substance of the Supplemental Agreement.

          Section 6.03. Effect of Supplemental Agreements. Upon the execution of any Supplemental Agreement under this Article, this Agreement shall be modified in accordance therewith, such Supplemental Agreement shall form a part of this Agreement for all purposes, and, subject to the proviso to the first sentence of Section 6.01(b), every Owner or Holder of Warrants theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

          Section 6.04. Reference in Warrants to Supplemental Agreements. Warrants countersigned and delivered after the execution of any Supplemental Agreement pursuant to this Article may, and shall if required by the Warrant Agent, bear a notation in form approved by the Warrant Agent as to any matter provided for in such Supplemental Agreement. If the Corporation shall so determine, new Warrants so modified as to conform, in the opinion of the Warrant Agent and the Corporation, to any such Supplemental Agreement may be prepared and executed by the Corporation and countersigned and delivered by the Warrant Agent in exchange for unexercised Warrants.


                                  ARTICLE VII

                          COVENANTS OF THE CORPORATION

          Section 7.01. Delivery of Prospectus. The Corporation shall furnish to the Warrant Agent sufficient copies of a prospectus, appropriately supplemented, relating to the Warrant Debt Securities (the "Prospectus"), and the Warrant Agent agrees that, upon the exercise of any Warrant Certificate, the Warrant Agent shall deliver to the person designated to receive Warrant Debt Securities, prior to or concurrently with the delivery of such Warrant Debt Securities, a copy of such Prospectus, as so supplemented.

          Section 7.02. Governmental Approvals. The Corporation shall from time to time take all reasonable action necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities [and the [name of national securities exchange]] and shall make all filings under United States federal and state laws (including, without limitation, the maintenance of the effectiveness of a registration statement in respect of the Warrant Debt Securities under the Securities Act of 1933), that may be or become requisite in connection with the issuance, sale, trading, transfer, delivery or exercise of the Warrants, each Global Warrant Certificate and each Definitive Warrant Certificate or the issuance, sale, transfer and delivery of the Warrant Debt Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

          Section 7.03. Delivery of Warrant Debt Securities. The Corporation agrees, for the benefit of the Owners or Holders of the Warrants, that it will duly and punctually deliver the Warrant Debt Securities issuable upon exercise of each Warrant in accordance with the terms of the Warrants and this Agreement, and that the right of each such Owner or Holder, as the case may be, to receive delivery of the Warrant Debt Securities issuable upon the exercise of each such Warrant when such delivery is due shall be absolute and unconditional.

          Section 7.04. Maintenance of Office or Agency; Unclaimed Moneys. (a) The Corporation shall maintain an office and agency at which the Warrants may be presented or surrendered for exercise or registration of transfer or exchange or cancellation and where notices and demands to or upon the Corporation in respect of the Warrants and this Agreement may be served, which office and agency shall be the same as the location of the Warrant Agent Office, and the Corporation hereby appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.

          (b) The Corporation shall, on or prior to the date on which delivery of the Warrant Debt Securities issuable upon exercise of any Warrants is due, cause the Trustee to issue such Warrant Debt Securities, which Warrant Debt Securities shall be held for the benefit of the Persons entitled to receive such Warrant Debt Securities.

          (c) Any money deposited with the Warrant Agent for the payment of any amounts that may become due and payable with respect to any Warrant, and any Warrant Debt Securities deposited with the Warrant Agent for delivery upon exercise of any Warrant, and remaining unclaimed for three years after such payment or delivery has become due, shall be paid or returned to the Corporation, at the request of the Corporation, and the Person entitled to such money or Warrant Debt Securities shall thereafter, as an unsecured general creditor, look only to the Corporation for payment or delivery thereof, and all liability of the Warrant Agent with respect to such money or Warrant Debt Securities shall thereupon cease; provided, however, that the Warrant Agent, before being required to make any such repayment or return, may at the expense of the Corporation, cause notice to be given in accordance with Section 8.05 to the Person entitled to such money or Warrant Debt Securities that such money or Warrant Debt Securities remain unclaimed and that, after a date specified therein, which shall be not less than 30 days from the date of such notice, any unclaimed balance of such money or unclaimed Warrant Debt Securities then remaining will be repaid or returned to the Corporation.

          Section 7.05. Corporate Existence. Subject to Article V, the Corporation shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Corporation shall not be required to preserve any right or franchise if its Board of Directors or a committee thereof shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Corporation and that the loss thereof is not disadvantageous in any material respect to the Owners or Holders of the Warrants, as the case may be.

                                  ARTICLE VIII

                                 MISCELLANEOUS

          Section 8.01. Reopening of Issue of Warrants. The Corporation may, from time to time, issue additional Warrants under this Agreement. All Warrants issued hereunder, from and after the date they are issued, shall be identical.

          Section 8.02. Payment of Taxes. The Corporation shall pay all documentary stamp taxes attributable to the initial issuance of Warrants; provided, however, that the Corporation shall not be required to pay any tax or other governmental charge that may be payable in respect of any transfer involving any beneficial or record interest in or ownership interest of any Warrants.

          Section 8.03. Notices and Demands to the Corporation and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Corporation by any Owner or Holder pursuant to the provisions of the Warrants, the Warrant Agent shall promptly forward such notice or demand to the Corporation.

          Section 8.04. Addresses for Notices. Any communications from the Corporation to the Warrant Agent with respect to this Agreement shall be addressed to [name of Warrant Agent], [address] (facsimile: (___) ___-____) (telephone: (___) ___-____), Attention: [Corporate Trust Department]; and any communications from the Warrant Agent to the Corporation with respect to this Agreement shall be addressed to Bankers Trust New York Corporation, 280 Park Avenue, New York, New York 10017 (facsimile: (212) ___-____) (telephone: (212) ___-____), Attention: [________________] (or, in either case, at such other address as shall be specified in writing to the other by the Warrant Agent or the Corporation, as the case may be).

          Section 8.05. Notices to Owners and Holders. The Corporation or the Warrant Agent shall give any notice to be given to the Owners of Book-Entry Warrants by providing the Depository with a form of notice to be distributed by the Depository to Depository Participants in accordance with the customs and practices of the Depository. The Corporation or the Warrant Agent shall give notice to the Holders of Certificated Warrants by mailing written notice by first class mail, postage prepaid, to such Holders as their names and addresses appear in the Warrant Register [or, prior to the Detachable Date, on the register of the Offered Debt Securities].

          SECTION 8.06. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 8.07. Benefits of Debt Warrant Agreement. Nothing in this Agreement or in the Warrants expressed or implied and nothing that may be inferred from any of the provisions hereof or thereof is intended, or shall be construed, to confer upon, or give to, any Person other than the Corporation, the Warrant Agent and their respective successors and assigns, and the Owners or Holders of the Warrants, as the case may be, any right, remedy or claim under or by reason of this Agreement or the Warrants or of any covenant, condition, stipulation, promise or agreement hereof or thereof, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement or in the Warrants shall be for the sole and exclusive benefit of the Corporation and the Warrant Agent and their respective successors and assigns and of the Owners or Holders of the Warrants, as the case may be.

          Section 8.08. Successors and Assigns. All covenants and agreements in this Agreement by the

Corporation shall bind its successors and assigns, whether so expressed or not.

          Section 8.09. Debt Warrant Agreement and Warrants Solely Corporate Obligations. No recourse for the payment of any amounts due in respect of, or for the delivery of any Warrant Debt Securities issuable upon exercise of, any Warrant or for any claim based on any Warrant or this Agreement shall be had against any director or officer or stockholder, past, present or future, of the Corporation. Any such claim against any such Person is expressly waived as a condition of, and as consideration for, the execution and delivery of this Agreement and the issue of the Warrants.

          Section 8.10. Severability. If any provision in this Agreement or in the Warrants shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provisions in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 8.11. Headings. The descriptive headings of the several Articles and Sections and the Table of Contents of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          Section 8.12. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 8.13. Inspection of Debt Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the Warrant Agent Office for inspection by the Owners or Holders of the Warrants, as the case may be, the Depository Participants and the Indirect Participants. In the case of Certificated Warrants, the Warrant Agent may require the Holder of such Warrant to submit such Holder's Warrant Certificate for inspection by the Warrant Agent.

          IN WITNESS WHEREOF, this Debt Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

                              BANKERS TRUST NEW YORK CORPORATION



                              By:___________________________
                                 Name:
                                 Title:
[SEAL]

Attest:



___________________________
[Assistant] Secretary


                              [NAME OF WARRANT AGENT], as Warrant Agent



                              By:___________________________
                                 Name:
                                 Title:
[SEAL]

Attest:



_____________________________
[Assistant Secretary]

                                                                       EXHIBIT A

  [Form of Legend if Debt Securities with Warrants that are not immediately
 detachable are offered:  PRIOR TO   ____________, THIS WARRANT CERTIFICATE MAY
    BE TRANSFERRED OR EXCHANGED IF AND ONLY IF THE [TITLE OF OFFERED DEBT
                  SECURITY] TO WHICH IT WAS INITIALLY ATTACHED
                        IS SO TRANSFERRED OR EXCHANGED.]

    [Form of Legend if Warrants are not immediately exercisable: WARRANTS
                  EVIDENCED BY THIS WARRANT CERTIFICATE CANNOT
                   BE EXERCISED PRIOR TO ________ __, 199__.]


                    EXERCISABLE ONLY IF COUNTERSIGNED BY THE
                        WARRANT AGENT AS PROVIDED HEREIN

                  VOID AFTER [3:00 P.M.], NEW YORK CITY TIME,
                             ON ________ __, 199__

No. _________                          CUSIP No. ____________



                           GLOBAL WARRANT CERTIFICATE
                                  representing
                              Warrants to purchase
                       [Title of Warrant Debt Securities]

                       BANKERS TRUST NEW YORK CORPORATION


          This certifies that [______________] or registered assigns is the registered holder of [insert number initially issued] Warrants to purchase certain debt securities (the "Warrants"), or such lesser amount as is indicated
in the records of [name of Warrant Agent], as Warrant Agent.   Each Warrant
entitles the [beneficial owner thereof (an "Owner")] [Holder (as defined below) hereof], subject to the provisions contained herein and in the Debt Warrant Agreement referred to below, to purchase from Bankers Trust New York Corporation, a New York corporation (the "Corporation"), $_________ principal amount of the Corporation's [Title of Warrant Debt Securities] (the "Warrant Debt Securities") of Bankers Trust New York Corporation (the "Corporation"), issued or to be issued under the Indenture (as hereinafter defined), at the Exercise Price set forth below. [During the period from ________ __, 199__ through and including ________ __, 199__,] the exercise price of each Warrant shall be [$_______] [____% of the principal amount of the Warrant Debt Securities subject to such Warrant] plus [accrued amortization, if any, of the original issue discount of the

Warrant Debt Securities] [accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities or, if no interest shall have been paid on the Warrant Debt Securities, from ________ __, 199__]. [During the period from ________ __, 199__ through and including
________ __, 199__, the exercise price of each Warrant shall be [$_______] [____% of the principal amount of the Warrant Debt Securities subject to such Warrant] plus [accrued amortization, if any, of the original issue discount of the Warrant Debt Securities] [accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities or, if no interest shall have been paid on the Warrant Debt Securities, from ________ __, 199__].] [In each case, the original issue discount of $_______ for each $1,000 principal amount of Warrant Debt Securities shall be amortized at a ___% annual rate, computed on a[n] [semi-]annual basis [using a 360-day year consisting of twelve 30-day months].] The exercise price of each Warrant as set forth above is referred to in this Warrant Certificate as the "Exercise Price."

          The term "Holder" as used herein shall mean [if Debt Securities with Warrants that are not immediately detachable are offered -- , prior to ________________, 19__ (the "Detachable Date"), the registered owner of the Corporation's [title of Offered Debt Securities] to which such Warrant Certificate was initially attached, and after such Detachable Date,] the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section
1.04 of the Debt Warrant Agreement.

          Subject to the terms of the Debt Warrant Agreement, each Warrant may be exercised in whole but not in part on any New York Business Day (as defined below) from [the date of issuance (specify other date if applicable)] until [3:00 P.M.], New York City time, on [_________ (specify date upon which right to exercise Warrants expires)] or, if such date is not a New York Business Day, on the next succeeding New York Business Day (the "Expiration Date"). Each Warrant not exercised at or before [3:00 P.M.], New York City time, on the Expiration Date shall become void, and all rights of the Owner or Holder of such Warrant under this Agreement or otherwise shall cease. Not fewer than [(specify minimum exercise amount)] [nor more than [(specify maximum exercise amount)] Warrants may be exercised by or on behalf of any one [Owner] [Holder] at any one time. References herein to "U.S. dollars", "U.S.$" or "$" are references to the currency of the United States of America. As used herein, the term "New York Business Day" means any day other than a Saturday or Sunday or a day on which the New York Stock Exchange or the American Stock Exchange [or (list any other relevant securities exchanges)] is not open for securities trading or banking institutions generally in The City of New York are authorized or required by law or executive order to close.

          This [Global] [Definitive] Warrant Certificate is issued under and in accordance with the Debt Warrant Agreement, dated as of ________ __, 199__ (the "Debt Warrant Agreement"), between the Corporation and the Warrant Agent, and is subject to the terms and provisions contained in the Debt Warrant Agreement, to all of which terms and provisions all [Owners] [Holders] of the Warrants represented by this [Global] [Definitive] Warrant Certificate [and the Holder of this Global Warrant Certificate] consent by acceptance hereof [by the Depository (as defined below)]. Copies of the Debt Warrant Agreement are on file at the Warrant Agent Office at ______________, New York, New York, _____, Attention:
Corporate Trust Department, or at such other office as may be specified in a notice given to the [Owners] [Holders] of the Warrants. [Except as provided in the Debt Warrant Agreement, Owners will not be entitled to receive definitive certificates evidencing their Warrants. Warrant holdings will be held through a depository selected by the Corporation, which initially is [The Depository Trust Company], or its agent (the "Depository", which term, as used herein, includes any successor depository selected by the Corporation) as further provided in the Debt Warrant Agreement.]

          Capitalized terms included herein but not defined herein have the meanings assigned to them in the Debt Warrant Agreement.

          The Warrants evidenced by this Warrant Certificate may be exercised at any time during the period specified above by delivering (i) [such Warrant on the records of the Depository free to the Warrant Account] [this Warrant Certificate to the Warrant Agent at the Warrant Agent Office], (ii) an Exercise Notice for such Warrant in good order in the form of [Exhibit B-1] [Exhibit B-2] to the Debt Warrant Agreement, and (iii) payment of the Exercise Price in U.S. dollars [in cash or by cashier's check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds] payable to the account of the Corporation.

          By [5:00 P.M.], New York City time, on the New York Business Day on which such Exercise Notice is received (or deemed to have been received), the Warrant Agent shall notify the Corporation (and such other parties (not to exceed two) as the Corporation shall designate in writing) of the number of Warrants in respect of which Exercise Notices, not rejected pursuant to the Debt Warrant Agreement, were received (or deemed to have been received) at or prior to [3:00 P.M.], New York City time, on such date, the number of such Exercise Notices that were rejected by the Warrant Agent pursuant to the Debt Warrant Agreement and the number of Warrants to which such rejected Exercise Notices relate. By [5:00 P.M.], New York City Time, on the New York Business Day following the Exercise Date for such Warrants the Warrant Agent shall send notice of confirmation of exercise in substantially the form of Exhibit D to the Debt Warrant Agreement to the appropriate [Depository Participant] [Holder].

          At or before [3:00 P.M.], New York City time, on the [fifth] New York Business Day following the Exercise Date for such Warrants, the Corporation shall issue, and shall cause the Trustee to authenticate and deliver, pursuant to the Indenture, in authorized denominations, to or upon the order of the Holder of such Warrants, the Warrant Debt Security or Warrant Debt Securities to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder in the Exercise Notice relating to such Exercised Warrant.

          [The Warrant Agent will cause its records to be marked to reflect the reduction in the number of Warrants represented by this Global Warrant Certificate by the number of Warrants for which payment has been made in accordance with the Index Warrant Agreement.] [If this Definitive Warrant Certificate shall be surrendered to the Warrant Agent for exercise of fewer than all the Warrants represented hereby, the Warrant Agent shall issue and deliver to the Holder of the Warrants represented hereby by first class mail at the expense of the Corporation a Definitive Warrant Certificate representing all Warrants remaining unexercised after such exercise.]

          The Corporation, the Warrant Agent and any agent of the Corporation or the Warrant Agent may deem and treat the registered Holder hereof as the absolute Holder of all right, title and interest in the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose and as the Person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Corporation nor the Warrant Agent nor any agent of the Corporation or the Warrant Agent shall be affected by any notice to the contrary, except that the

Corporation and the Warrant Agent shall be entitled to rely on and act pursuant to instructions of Depository Participants as contemplated herein and in the Index Warrant Agreement.

          The Warrant Debt Securities to be issued and delivered upon the exercise of Warrants evidenced by this Warrant Certificate will be issued under and in accordance with an Indenture, [dated as of November 1, 1991, as amended by the First Supplemental Indenture, dated as of September 1, 1993 (as so amended, and as further amended from time to time, the "Indenture"), between the Corporation and The Chase Manhattan Bank (National Association)] [dated as of April 1, 1992, as amended by the First Supplemental Indenture, dated as of January 15, 1993 (as so amended, and as further amended from time to time, the "Indenture"), between the Corporation and Marine Midland Bank, N.A.] [dated as of ________ __, 199_ (as amended from time to time, the "Indenture"), between the Corporation and ______________], as trustee (such trustee, and any successors to such trustee, the "Trustee"), and will be subject to the terms and provisions contained in the Warrant Debt Securities and in the Indenture.
Copies of the Indenture, including the form of the Warrant Debt Securities, are on file at the corporate trust office of the Trustee [and at __________].

          [If Debt Securities with Warrants that are not immediately detachable are offered -- Prior to the Detachable Date, this Warrant Certificate may be exchanged or transferred only together with the [title of Offered Debt Security] (the "Offered Debt Security") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Debt Security. Additionally, on or prior to the Detachable Date, each transfer of such Offered Debt Security on the register of the Offered Debt Securities shall operate also to transfer this Warrant Certificate. After the Detachable Date, and subject to the terms of the Debt Warrant Agreement,] [If Debt Securities with Warrants that are immediately detachable or if Warrants alone are offered -- Subject to the terms of the Debt Warrant Agreement,] upon due presentment for registration of transfer or exchange of this [Global] [Definitive] Warrant Certificate at the Warrant Agent Office, the Corporation shall execute and the Warrant Agent shall countersign and deliver in the name of the designated transferee a new [Global] [Definitive] Warrant Certificate or [Global] [Definitive] Warrant Certificates of like tenor and representing in the aggregate a like number of unexercised Warrants as evidenced by this [Global] [Definitive] Warrant

Certificate at the time of such registration of transfer, which shall be issued to the designated transferee in exchange for this [Global] [Definitive] Warrant Certificate, subject to the limitations provided in the Debt Warrant Agreement, without charge.

          The Warrants shall not entitle the Owner or Holder thereof to any of the rights of a registered owner of the Warrant Debt Securities, including, without limitation, the right to receive the payment of principal of, premium, if any, or interest, if any, on the Warrant Debt Securities or to enforce any of the covenants in the Warrant Debt Securities or the Indenture[, except to the extent that the consent of the Owners or Holders of Warrant Certificates is expressly required by the terms of the Warrant Debt Securities for certain modifications of the Warrant Debt Securities]. [No amendment or modification of the Indenture or the forms of the Warrant Debt Securities that would adversely affect the rights of the Owners or Holders of Warrants shall be made prior to the issuance of any Warrant Debt Securities without the written consent of the Owners or Holders of Warrants representing the right to purchase at least a majority of the maximum principal amount of the Warrant Debt Securities that may be issued pursuant to Warrants that may be issued pursuant to this Agreement.]

          This [Global] [Definitive] Warrant Certificate and the Debt Warrant Agreement are subject to amendment as provided in the Debt Warrant Agreement.

          THIS [GLOBAL] [DEFINITIVE] WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          This [Global] [Definitive] Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated as of ________ __, 199__


                              BANKERS TRUST NEW YORK CORPORATION


                              By:___________________________
                                 Name:
                                 Title:

[SEAL]

                              Attest:_______________________
                                      Name:
                                      Title:


Countersigned on the date
above written:

[NAME OF WARRANT AGENT],
 as Warrant Agent


By:___________________________
   Name:
   Title:

                                                                     EXHIBIT B-1

                            Form of Exercise Notice
            for Warrants Represented by a Global Warrant Certificate


[NAME OF WARRANT AGENT],
 as Warrant Agent
[address]
Facsimile:  ________________
Telephone:  ________________

Attention:

     Re: Exercise of Bankers Trust New York Corporation Debt Warrants Expiring ________ __, 199__ (the "Warrants")


          1. We refer to the Debt Warrant Agreement, dated as of ________ __, 199__ (the "Debt Warrant Agreement"), between Bankers Trust New York Corporation (the "Corporation") and [Name of Warrant Agent], as Warrant Agent (the "Warrant Agent"). On behalf of certain beneficial owners, each of whom is exercising no fewer than [__________] Warrants covered by this Notice and whose Warrants are held through the Depository in our name, we hereby irrevocably exercise [_____________] Warrants (the "Exercised Warrants").

          2. We have instructed the Depository to deliver the Exercised Warrants free through the Depository to the Warrant Account [Account No. _______________])[, and we have made payment of the Exercise Price as provided in Section 2.01(b) of the Debt Warrant Agreement].

          3. We hereby certify that we are a participant of [The Depository Trust Company] (the "Depository") with the present right to use and receive its services.

          4. We hereby acknowledge that if you determine that this Exercise Notice has not been duly completed, or is not in proper form, or you are unable to verify that we are a participant of the Depository as provided above, this Exercise Notice will be void and of no effect and will be deemed not to have been delivered.

          5. We hereby direct you to make payment to us of amounts payable to the beneficial owners of the Tendered Warrants as a result of the exercise of the Tendered Warrants hereunder as follows:

          [ ]       By cashier's check or an official bank
                    check;
or
          [ ]       By wire transfer to the following U.S.
                    dollar bank account in the United
                    States:

                    (Minimum payments of $100,000 only)

                    Bank:_________________________________

                    Account No.:__________________________

                    ABA Routing No.:______________________

                    Reference:____________________________

          Capitalized terms used herein and not defined have the meanings assigned to them in the Debt Warrant Agreement.

Dated: ________ __, 199__

                                    [NAME OF DEPOSITORY
                                     PARTICIPANT]
                                    [Participant Number]


                                    By:______________________
                                       Name:
                                       Title:

                                       [Address]
                                       Telephone:
                                       Facsimile:

                                     B-1-2

                                                                     EXHIBIT B-2

                            Form of Exercise Notice
          for Warrants Represented by a Definitive Warrant Certificate


[NAME OF WARRANT AGENT],
 as Warrant Agent
[address]
Facsimile:  ________________
Telephone:  ________________

Attention:

     Re: Exercise of Bankers Trust New York Corporation Debt Warrants Expiring ________ __, 199__ (the "Warrants")

          1. We refer to the Debt Warrant Agreement, dated as of ________ __, 199__ (the "Debt Warrant Agreement"), between Bankers Trust New York Corporation (the "Corporation") and [Name of Warrant Agent], as Warrant Agent (the "Warrant Agent"). We hereby irrevocably exercise [_____________] Warrants (the "Exercised Warrants") and deliver to you herewith a Definitive Warrant Certificate or Certificates, registered in the name of the undersigned, representing a number of Warrants at least equal to the number of Exercised Warrants and payment of the Exercise Price as provided in Section 2.01(b) of the Debt Warrant Agreement.

          2. We hereby acknowledge that if you determine that this Exercise Notice has not been duly completed or is not in proper form, this Exercise Notice will be void and of no effect and will be deemed not to have been delivered.

          3. We hereby direct you to make payment of amounts payable to us as a result of the exercise of the Warrants hereunder as follows:

          [ ]       By cashier's check or an official bank
                    check;
or
          [ ]       By wire transfer to the following U.S.
                    dollar bank account in the United
                    States:

                    (Minimum payments of $100,000 only)

                    Bank:_________________________________

                    Account No.:__________________________

                    ABA Routing No.:______________________

                    Reference:____________________________

          Capitalized terms used herein and not defined have the meanings assigned to them in the Debt Warrant Agreement.

Dated: ________ __, 199__

                                    [NAME OF HOLDER]



                                    By:______________________
                                       Name:
                                       Title:

                                    [Address]
                                    Telephone:
                                    Facsimile:

                                     B-2-2

                                                                       EXHIBIT C

                            Form of Rejection Notice

[NAME OF DEPOSITORY PARTICIPANT OR HOLDER],
[address]
Facsimile:  ________________
Telephone:  ________________

Attention:

     Re: Exercise of Bankers Trust New York Corporation Debt Warrants Expiring ________ __, 199__ (the "Warrants")


          We refer to the Debt Warrant Agreement, dated as of ________ __, 199__ (the "Debt Warrant Agreement"), between Bankers Trust New York Corporation (the "Corporation") and the undersigned, as Warrant Agent (the "Warrant Agent").

          In the case of Exercised Warrants represented by a Global Warrant Certificate and rejected pursuant to Section 2.02(c)(iv) of the Debt Warrant
Agreement: You are hereby notified that [the Exercise Notice delivered by you was determined by us not to have been [duly completed] [in proper form]] [we were not able to verify that you are a Depository Participant of [The Depository Trust Company] in the manner, and pursuant to the procedures], as set forth in the Debt Warrant Agreement. Accordingly, we have rejected your Exercise Notice as being unsatisfactory as to form.

          In the case of Tendered Warrants represented by a Definitive Warrant Certificate and rejected pursuant to Section 2.02(c)(ii) of the Debt Warrant
Agreement: You are hereby notified that [the Exercise Notice delivered by you was determined by us not to have been [duly completed] [in proper form]] [the Definitive Warrant Certificate delivered by you was determined by us not to have been in proper form], as set forth in the Debt Warrant Agreement. Accordingly, we have rejected your Exercise Notice as being unsatisfactory as to form.

          Capitalized terms used herein and not defined have the meanings assigned to them in the Debt Warrant Agreement.

Dated: ________ __, 199__

                              [NAME OF WARRANT AGENT],
                               as Warrant Agent


                              By:___________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT D

                        Form of Confirmation of Exercise

[NAME OF DEPOSITORY PARTICIPANT OR HOLDER],
[address]
Facsimile:  ________________
Telephone:  ________________

Attention:

     Re: Exercise of Bankers Trust New York Corporation Warrants Expiring ________ __, 199__ (the "Warrants")


          We refer to the Debt Warrant Agreement, dated as of ________ __, 199__ (the "Debt Warrant Agreement"), between Bankers Trust New York Corporation (the "Corporation") and the undersigned, as Warrant Agent (the "Warrant Agent").

          We hereby confirm receipt of your Exercise Notice with respect to ____________ Warrants (the "Exercised Warrants"), and the [Definitive Warrant Certificates representing the] Warrants relating thereto, which Exercise Notice [and Definitive Warrant Certificates] we have found to be duly completed and in good order[, and we have verified, in the manner provided in the Debt Warrant Agreement, that you are a Depository Participant].

          Capitalized terms used herein and not defined have the meanings assigned to them in the Debt Warrant Agreement.

Dated: ________ __, 199__

                              [NAME OF WARRANT AGENT],
                               as Warrant Agent


                              By:___________________________
                                 Name:
                                 Title: